Exhibit 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Bruce Graves	Brenton D. Soderstrum	Alexander M. Johnson	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Steven C. Schoenebaum	Michael D. Treinen	Rebecca A. Brommel	G. Brian Pingel
	Harold N. Schneebeck	Scott L. Long	Mark E. Roth	Camille L. Urban
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Ronni F. Begleiter	Tina R. Thompson	Adam W. Jones
FACSIMILE: (515) 283-0231	William C. Brown	Miranda L. Hughes	Catherine C. Cownie
	Richard K. Updegraff	Kelly D. Hamborg	Laura N. Martino
	Paul E. Carey	William E. Hanigan	Amy R. Piepmeier
	Douglas E. Gross	Mary A. Ericson	Elizabeth A. Coonan
	John D. Hunter	Michael J. Green	Britney L. Schnathorst
	James H. Gilliam	Michael A. Dee	Sara L. Keenan
URL: www.ialawyers.com	Robert D. Andeweg	Danielle Dixon Smid	Rebecca A. Reisinger
	Alice Eastman Helle	Brian P. Rickert	Leanna Daniels Whipple
	Michael R. Blaser	Valerie D. Bandstra	Kevin F. Howe
	Thomas D. Johnson	Ann Holden Kendell	Samantha S. Hartman	Of Counsel:
	Christopher R. Sackett	James S. Niblock	Judd W. Vande Voort	Richard W. Baskerville
Offices in:	Sean P. Moore	Brian M. Green	William R. Gustoff
West Des Moines, Iowa	Nancy S. Boyd	Dustin D. Smith	M. Michelle Nagle
Pella, Iowa	James L. Pray	Philip E. Stoffregen		Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2459
WRITER’S DIRECT FAX NO.
(515) 323-8559
WRITER’S E-MAIL ADDRESS
bandstra@ialawyers.com
               , 2006
Board of Directors
Homeland Energy Solutions, LLC
951 North Linn Avenue
New Hampton, IA 50659
Re:     2006 Registration Statement on Form SB-2; Securities Matters
Dear Directors:
In connection with the proposed offer and sale of up to 95,000 units of the membership interests (the “Membership Units”) of Homeland Energy Solutions, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization and any amendments thereof;

2.	The Company’s Operating Agreement;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of units;

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on July ___, 2006 with the United States Securities and Exchange Commission; and

5.	The Company’s Form of Subscription Agreement for the purchase of Membership Units offered pursuant to the Registration Statement.
In rendering our opinions, with the consent of the Company, we have relied upon: (i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent

               , 2006

investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.
Very truly yours,
Valerie D. Bandstra
VDB:tlr